
                       COMPUTATIONS OF EARNINGS PER SHARE


                                                                                   Year Ended May 31,
                                                                --------------------------------------------------------
Diluted earnings per share:                                          1998                 1997                 1996
                                                                --------------------------------------------------------
Computation of weighted  average number of common
         shares outstanding and common
         equivalent shares:
Common Shares outstanding at the beginning of the                   5,135,548            3,984,548            3,174,433
         period
Weighted average number of shares issued (retired)                    (46,902)             431,831              768,099
         during the period
Weighted average of the common equivalent shares                      161,227               88,066               46,047
         attributable to stock options granted,
         computed under the treasury stock method 1
                                                                 ------------        -------------         ------------
Weighted average number of common and common                        5,249,692            4,504,445            3,988,579
         equivalent shares - diluted
                                                                 ============        =============         ============

Net Income available to common Stockholders - diluted           $   1,000,007         $    857,376         $    677,388
                                                                =============         ============         ============
Earnings per common and common equivalent share - diluted       $         .19         $        .19         $        .17
                                                                =============         ============         ============

                                                                                   Year Ended May 31,
                                                               ---------------------------------------------------------
Basic earnings per share:                                            1998                 1997                 1996
                                                               ---------------------------------------------------------

Computation of weighted  average number of common
         shares  outstanding and common
         equivalent shares:
Common Shares outstanding at the beginning of the                   5,135,548            3,984,548            3,174,433
         period
Weighted average number of shares issued (retired)                    (46,902)             431,831              768,099
         during the period
                                                                -------------         ------------        -------------
Weighted average number of common and common                        5,088,646              446,379            3,942,532
         equivalent shares
                                                                =============         ============        =============

Net Income available to common Stockholders                    $    1,000,007        $     857,376        $     677,388
                                                               ===============       =============        =============
Earnings per common and common equivalent share                $          .20        $         .19        $         .17
                                                               ===============       =============        =============

(1)  At May 31, 1998, 1997 and 1996, respectively, 67,500, none and 67,000 stock options have not been included because they are anti-dilutive.
